UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2017

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

520 Newport Center Drive, 12th Floor Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on June 9, 2016, Richard L. Harris, II resigned as a director of Acacia Research Corporation (the “Company”). The Company’s Nominating and Governance Committee (the “Nominating Committee”), after a thorough review of the experience and qualifications of James F. Sanders, recommended that the Board of Directors (the “Board”) of the Company appoint Mr. Sanders to fill the Board seat left vacant by Mr. Harris’ resignation. On July 18, 2017, the Board, upon the recommendation of the Nominating Committee and in accordance with the Amended and Restated Bylaws of the Company, as amended, unanimously elected Mr. Sanders to serve on the Board as a Class I director, effective immediately. Following Mr. Sanders’ appointment, Class I will consist of two directors whose terms of office expire at the 2019 annual meeting of the Company’s stockholders. To date, Mr. Sanders has not been appointed to serve on any committees of the Board. The Board has determined that Mr. Sanders is independent within the meaning of the independent director standards of the Securities and Exchange Commission (“SEC”) and the listing rules of the Nasdaq Stock Market. There are no arrangements or understandings between Mr. Sanders and any other person or persons pursuant to which Mr. Sanders was appointed as a director.
Mr. Sanders, age 60, is a corporate lawyer currently engaged in private practice advising both publicly held and privately held companies. From 1998 to March 2017, Mr. Sanders served as corporate counsel for Apex Oil Company, Inc., a privately held company with nationwide operations in petroleum trading, bulk storage, distribution and inland marine transportation. From 2006 through July 2015, Mr. Sanders also served as corporate counsel for FutureFuel Corporation, a publicly held manufacturer and distributor of biodiesel and chemical products, with primary responsibility for corporate governance and SEC compliance and reporting. Since October 1998, Mr. Sanders has served as secretary and general counsel of Boss Holdings, Inc., a distributor of work gloves, work apparel, pet products, wireless accessories and promotional products. From 1990 to 1998, Mr. Sanders was an associate then partner at Lewis, Rice & Fingersh in St. Louis. Mr. Sanders holds a B.S. degree in business administration (summa cum laude) and an M.B.A. in finance from St. Louis University School of Business Administration, as well as a J.D. degree from St. Louis University School of Law.
On the effective date of his election, Mr. Sanders will receive a one-time stock option grant exercisable for a number of shares equal to $120,000 divided by the Black-Scholes value of the stock option on the grant date. In addition, for his continued service on the Board, Mr. Sanders will receive a monthly cash retainer of $6,667 and will be eligible to receive future annual stock option grants. The monthly retainer described above is subject to a pro rata deduction if Mr. Sanders fails to attend at least seventy-five percent of Board meetings. In addition, Mr. Sanders will be reimbursed for certain travel and out-of-pocket expenses incurred in connection with Board meeting attendance and his performance of Board duties. Except for the foregoing, there are no transactions between the Company and Mr. Sanders that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Sanders in connection with his appointment as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ACACIA RESEARCH CORPORATION
Date: July 21, 2017                /s/ Edward J. Treska
Executive Vice President, General Counsel and Secretary